AMENDMENT NO. 2

Dated as of November 12, 2002

to

RECEIVABLES LOAN AGREEMENT

Dated as of January 22, 2002

     THIS AMENDMENT NO. 2 (this “Amendment”) dated as of November 12, 2002 is entered into by and among AGERE SYSTEMS RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Borrower”), AGERE SYSTEMS INC., a Delaware corporation, as collection agent (the “Collection Agent”), the entities parties hereto as “CONDUIT LENDERS”, “RELATED COMMITTED LENDERS” and “LENDER AGENTS” and WESTLB AG, NEW YORK BRANCH (formerly known as Westdeutsche Landesbank Girozentrale, New York Branch), as agent for the Lenders (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

     A. The Borrower, the Conduit Lenders, the Related Committed Lenders, the Lender Agents and the Agent are parties to that certain Receivables Loan Agreement dated as January 22, 2002 (as amended or otherwise modified prior to the date hereof, the “Receivables Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Receivables Loan Agreement.

     B. The parties hereto have agreed to amend the Receivables Loan Agreement and the Fee Letter on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments to Receivables Loan Agreement. The Receivables Loan Agreement is hereby amended as follows:

     1.1 The last sentence of Section 1.7 is amended in its entirety to read as follows:

“Such prepayments (if in part) shall be applied ratably to the Loans of the Lenders (or, in the case of a prepayment of a Terminated Lender Group pursuant to Section 9.6(b), ratably to the Lenders in such Terminated Lender Group) in accordance with their respective Loan Amounts, applied with respect to each such Lender as specified by the Borrower or, in the absence of such specification, first to such Lender’s Prime Tranches, if any, and second to the other Tranches applicable to the Loan Amount of such Lender with the shortest remaining maturities unless otherwise specified by the Borrower.”

1.2 The last two sentences of Section 2.3(a) are hereby amended in their entirety to read as follows:

“On each Settlement Date prior to the Liquidity Termination Date, all Collections so set aside during the preceding Settlement Period shall be applied where applicable by the Collection Agent (or, if the Agent is then in control of any Collections, by the Agent) in the following order:

(i) ratably to the Lenders, all Interest due and payable on such date;

(ii) all fees and other amounts due and payable to the Agent and the Lender Agents;

(iii) ratably to the Lenders in any Terminated Lender Group the unpaid Loan Amounts held by each such Lender (if any);

(iv) ratably to the Lenders, all other amounts due and payable to the Lenders under the Transaction Documents;

(v) to the Collection Agent, an amount equal to the Collection Agent Fee due and payable on such date; and

(vi) to the Borrower.

On the last day of each Tranche Period for Loan Amounts of the Committed Lenders that ends prior to the next succeeding Settlement Date, the Collection Agent (or, if the Agent is then in control of any Collections, the Agent) shall (x) pay Interest due and payable to such Committed Lenders from amounts set aside for such purpose pursuant to Section 3.2(a) during such Settlement Period and (y) in the case of any Terminated Lender Group, repay all Loan Amounts held by such Committed Lenders (but only to the extent there are Collections available for such purpose in excess of the Collections required to be set aside for the payment of amounts described in clauses (i) and (ii) above).”

1.3 Section 9.6(b) is amended in its entirety to read as follows:

“(b) If, in connection with any proposed amendment or waiver, discharge or termination with respect to any of the provisions of this Agreement, any Lender Group fails to give its consent thereto within fifteen (15) days of the Borrower’s request for such consent, then the Borrower shall have the right to either (A) replace each such non-consenting Lender Group with one or more replacement Lender Groups so long as at the time of such replacement, each such replacement Lender Group consents to the proposed amendment, waiver, discharge or termination or (B) terminate such non-consenting Lender Group’s Commitment (a “Terminated Lender Group”) and either (1) prepay in full such Terminated Lender Group’s outstanding Loan Amounts in accordance with Section 1.7 or (2) cause such Terminated Lender Group’s outstanding Loan Amounts to be repaid out of Collections pursuant to Section 2.3.”

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     1.4 Clause (d) of the definition of “Liquidity Termination Date” in Schedule I is amended to change the date set forth therein from “January 21, 2003” to “November 11, 2003”.

     1.5 The definition of “Loss and Dilution Reserve” in Schedule I is amended in its entirety to read as follows:

“Loss and Dilution Reserve” means, at any time, the product of (i) the greater of (a) 10% and (b) the sum of (x) the Applicable Stress Factor (as defined below) times the average Delinquency Ratio for the most recent three Settlement Periods plus (y) the Applicable Stress Factor times the average Dilution Ratio for the most recent three Settlement Periods multiplied by (ii) the Eligible Receivables Balance at such time. As used herein, “Applicable Stress Factor” means 2.5; provided that (i) so long as the Collection Agent’s Liquidity is less than $200,000,000 but greater than or equal to $100,000,000, the Applicable Stress Factor shall be 3.0 and (ii) so long as the Collection Agent’s Liquidity is less than $100,000,000, the Applicable Stress Factor shall be 4.0.

     1.6 Clause (f) of the definition of “Termination Event” in Schedule I is amended to delete the words “the average Dilution Ratio for the most recent three Settlement Periods exceeds 13% for the most recent three Settlement Periods” and to substitute therefor the following:

“the average Dilution Ratio for the most recent three Settlement Periods exceeds 10%”.

1.7 Clause (j) of the definition of “Termination Event” in Schedule I is deleted and the following substituted therefor:

“(j) any of the following shall occur:

(x) the Collection Agent’s Consolidated EBITDA for any fiscal quarter shall be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Amount

December 31, 2002	$(90,200,000)

March 31, 2003	$(63,000,000)

June 30, 2003	$(18,900,000)

September 30, 2003	$44,200,000

December 31, 2003	$41,800,000

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(y) the Collection Agent’s Consolidated Net Worth at the end of any fiscal quarter shall be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Amount

December 31, 2002	$1,410,100,000

March 31, 2003	$1,243,600,000

June 30, 2003	$1,145,300,000

September 30, 2003	$1,118,500,000

December 31, 2003	$1,084,600,000

or (z) the Capital Expenditures of the Collection Agent for any fiscal year set forth below shall exceed the amount set forth below opposite such fiscal year:

Fiscal Quarter Ended	Amount

September 30, 2003	$148,300,000

     1.8 Schedule I is further amended to add the following new definitions in appropriate alphabetical order:

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures by Agere and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of Agere and its Subsidiaries; provided that Agere may, in connection with any lease conversion, exclude from such expenditure the amount recorded on Agere’s financial statements as a capital expenditure as a result of a conversion of an operating lease to a capital lease and also exclude from such expenditure any capital lease that was initially intended to be an operating lease.

“Consolidated EBITDA” shall mean for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) charges or expenses relating to purchased in-process research and development, (f) non-cash business restructuring charges and related non-cash charges and expenses taken by Agere after September 30, 2002, (g) up to $342,000,000 in the aggregate of cash business restructuring charges and related cash charges and expenses taken by Agere after September 30, 2002, (h) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (i) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis.

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“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Agere and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Agere or is merged into or consolidated with Agere or any of its Subsidiaries.

“Consolidated Net Worth” shall mean, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Agere and its Subsidiaries under stockholders’ equity at such date plus any goodwill write-off plus the after-tax effects of up to an aggregate amount of $1,200,000,000 of pre-tax business restructuring charges and related charges and expenses taken by Agere after June 30, 2002 provided that, to the extent that any of such $1,200,000,000 of charges and expenses are taken in cash, not more than $342,000,000 in the aggregate of such cash charges and expenses may be included in the calculation of “Consolidated Net Worth”, plus the non-cash equity effect of statement of Financial Accounting Standards No. 87 associated with the minimum liability adjustment.

“Liquidity” shall mean, at any date, the sum of (a) the aggregate amount of cash, cash equivalents and other financial assets (as defined in Section 8-102(a)(9) of the UCC as in effect in the State of New York) maturing within one year maintained by Agere and its Subsidiaries at such date and (b) the amount of any unused commitments then available to be drawn by Agere or any Subsidiary under any revolving credit facility in effect as of such date.

“Terminated Lender Group” has the meaning specified in Section 9.6(b).

SECTION 2. Amendment to Fee Letter. The third paragraph of the Fee Letter is hereby amended in its entirety to read as follows:

“The Program Fee Rate shall be determined in accordance with the ratings grid set forth below based on the Parent’s long-term unsecured debt rating from Moody’s and S&P:

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RATINGS	PROGRAM FEE RATE

BBB+/Baa1 (or higher)	0.375%

BBB/Baa2	0.50%

BBB-/Baa3	0.625%

BB+/Ba1	0.75%

BB/Ba2	0.875%

BB-/Ba3	1.00%

B+/B1	1.50%

B/B2	2.00%

B-/B3 (or lower)	3.00%"

     SECTION 3. Conditions Precedent. This Amendment shall become effective and be deemed effective with the exception of SECTION 1.4, as of the date hereof upon satisfaction of the following conditions precedent:

     3.1 The Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Collection Agent, the Lenders, the Lender Agents and the Agent.

     3.2 Each Lender Agent shall have received such approvals and ratings confirmations, if any, as are required for its Related Conduit Lender with respect to this Amendment.

     3.3 The Borrower shall have paid all fees and expenses of counsel for the Agent incurred by the Agent in connection with the transactions contemplated hereby through the date hereof.

     3.4 Each Lender Agent shall have received a duly executed fee letter between the Borrower and such Lender Agent in form and substance satisfactory to such Lender Agent, and all fees required to be paid by the Borrower on or prior to the date hereof pursuant to the terms of each such fee letter shall have been paid in full.

     It is understood that SECTION 1.4 of this Amendment shall become effective and be deemed effective once the credit insurance payment has been paid in full to AIG and the payment of all other fees pursuant to the executed fee letters have also been paid.

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     SECTION 4. Covenants, Representations and Warranties of the Borrower and Collection Agent.

     4.1 Upon the effectiveness of this Amendment, each of the Borrower and the Collection Agent hereby reaffirms all covenants, representations and warranties made by it in the Receivables Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     4.2 Each of the Borrower and the Collection Agent hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event shall exist under the Receivables Loan Agreement.

     SECTION 5. Reference to and Effect on the Receivables Loan Agreement.

     5.1 Upon the effectiveness of this Amendment, each reference in the Receivables Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Receivables Loan Agreement as amended hereby, and each reference to the Receivables Loan Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Loan Agreement shall mean and be a reference to the Receivables Loan Agreement as amended hereby.

     5.2 Except as specifically amended hereby, the Receivables Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

     5.3 Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Lender Agents or the Agent under the Receivables Loan Agreement or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

     SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

AGERE SYSTEMS RECEIVABLES FUNDING LLC, as Borrower By: /s/ GARY WOJTASZEK —————————————— Name: Gary Wojtaszek Title: Vice President

AGERE SYSTEMS INC., as Collection Agent By: /s/ JOHN W. GAMBLE, JR. —————————————— Name: John W. Gamble, Jr. Title: Senior Vice President & Treasurer

WESTLB AG, NEW YORK BRANCH, as a Related Committed Lender, as Lender Agent and as Agent

By: /s/ MARK SADOK
——————————————
Name: Mark Sadok
Title: Executive Director

By: /s/ RICHARD BIANCHI
——————————————
Name: Richard Bianchi
Title: Director-Global Securitization Americas

DRESDNER BANK AG, NEW YORK AG, NEW YORK BRANCH, as a Related Committed Lender and as Lender Agent

By: /s/ TIMOTHY C. MADIGAN
——————————————
Name: Timothy C. Madigan
Title: Director

By: /s/ DAVID TAYLOR
——————————————
Name: David Taylor
Title: Associate

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PARADIGM FUNDING LLC, as a Conduit Lender By: /s/ PATRICIA C. HARRIS —————————————— Name: Patricia C. Harris Title: Vice President

BEETHOVEN FUNDING CORPORATION, as a Conduit Lender By: /s/ CHRISTOPHER T. BURT —————————————— Name: Christopher T. Burt Title: Vice President

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